Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Adlai Nortye Ltd. on Form S-8 of our report dated April 19, 2024, on the consolidated financial statements of Adlai Nortye Ltd. as of December 31, 2023 and for each of the two years period ended December 31, 2023, which appear in the Annual Report on Form 20-F (Amendment No.1) of Adlai Nortye Ltd. for the year ended December 31, 2024.

/s/ Mazars USA LLP

New York, New York
September 15, 2025